Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 15, 2022, in the Registration Statement (Form S-1) and related Prospectus of Bird Global, Inc. for the registration of up to 55,217,203 shares of Class A common stock.

/s/ Ernst & Young LLP

Los Angeles, California

May 25, 2022